UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2007

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

At its regularly scheduled meeting on November 15, 2007, The PMI Group, Inc. (the "Company" or "PMI") board of directors directed the Company to enter into an amendment to the Rights Agreement, dated as of January 26, 1998 (the "Rights Agreement"), between the Company and the Rights Agent. Pursuant to this amendment, which the Company’s board of directors determined to be advisable in light of current conditions, the "Final Expiration Date" (as defined in the Rights Agreement) is extended by one year from January 25, 2008, to January 25, 2009.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

In a Form 8-K filed on November 8, 2007, Old Republic International ("Old Republic") announced beneficial ownership of 12.24 million shares of PMI common stock, which it stated were acquired strictly as a passive investment. Although the PMI Rights Agreement would otherwise be triggered by an acquisition of 15% or more, the 12.24 million share ownership position held by Old Republic constituted a 14.24% ownership position in PMI based on the number of PMI shares outstanding reported in its June 30, 2007 Form 10-Q filed August 6, 2007, rising to 15.08% position as a result of the reduction in PMI shares outstanding that occurred due to repurchase activity by PMI in the third quarter. In addition, Old Republic informed PMI that it crossed this threshold inadvertently, it remains a passive investor and it did not intend to become an acquiring person under the Rights Agreement.

At its regularly scheduled meeting on November 15, 2007, the PMI board of directors, having reviewed the Old Republic investment under the terms of the Rights Agreement, determined that Old Republic has not currently become an Acquiring Person within the meaning of the Rights Agreement, but that in light of the long standing provisions of its Rights Agreement, the purchase of any additional shares by Old Republic, given its current ownership level, or any change in its Schedule 13G filer status or other relevant facts or circumstances, each would result in Old Republic immediately becoming an Acquiring Person under the terms of that Rights Agreement and triggering the rights. In the event of a triggering of the rights, PMI currently would intend to satisfy the terms of the Rights Agreement by utilizing the common stock exchange feature of the Rights Agreement so that all PMI shareholders other than Old Republic would receive two shares of PMI common stock for each share that they held as of the record date.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

November 16, 2007	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

November 16, 2007	By:	Thomas H. Jeter

Name: Thomas H. Jeter
Title: Senior Vice President, Chief Accounting Officer and Corporate Controller